LAURENCE SOOKOCHOFF, P. Eng.

CONSENT OF GEOLOGICAL CONSULTANT

I hereby consent to the inclusion and reference of the following reports in the Registration Statement on Form SB-2 to be filed by Pengram Corporation with the United States Securities and Exchange Commission:

1.	Report entitled “Geological Evaluation Report on the Spelter Lode Mining Claim” dated June 10, 2006; and

2.	Report on Phase I Exploration Program on the Spelter Lode Mining Claim dated September 25, 2006.

In addition, I consent to the reference to me under the heading “Experts” in the Registration Statement on Form SB-2.

Dated the 19th day of April, 2007.

/s/ Laurence Sookochoff

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LAURENCE SOOKOCHOFF, P. Eng.